UP TO 4,800,000 SHARES

                                       ZAP

                            SERIES B PREFERRED STOCK

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                 October 2, 2001

Alexander, Wescott & Co., Inc.
40 Wall Street, 31st Floor
New York, NY 10005

Hyperion Partners Corp.
1215 Hightower Trail
Suite B220
Atlanta, GA 30350

Dear Sirs:

         SECTION 1. Introduction. ZAP (the "Company"), a California corporation, has authorized capital consisting of 20,000,000 shares of common stock (the "Common Stock") and 10,000,000 shares of preferred stock (the "Preferred Stock"). As of the date hereof, 7,400,080 shares and only 7,400,080 shares of Common Stock (not including shares of Common Stock issuable after the conversion of 861 shares of Series A-1 Preferred Stock and 1,670 shares of Series A-2 Preferred Stock) are issued and outstanding. The Company proposes to issue and sell up to 4,800,000 shares of Series B Preferred Stock (the "Shares") at a price of $1.00 per share (the "Offering"), which Shares may be convertible into an aggregate of up to 6,400,000 shares of Common Stock (at the floor price of the greater of $0.75 or an amount equal to 90% of the closing prices on the five
(5) trading days immediately preceding the day that notice of conversion is received by the Company; provided, however, that the conversion price shall not exceed the amount of $2.00 per share).

         The Company wishes to confirm your engagement as agents of the Company in connection with the issuance and sale of the Shares. Except as to sales by the Company to prospective investors listed on Schedule A attached, the agency shall be on an exclusive basis. Each of you is referred to in the balance of this Agreement as an "Underwriter" and collectively as the "Underwriters."

         The Company agrees with the Underwriters as follows:

         SECTION 2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

         (a) The Company has filed a registration statement on Form SB-2 (No. 333-55478), including a prospectus, pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the sale of the Shares with the Securities and Exchange Commission (the "Commission"). Such registration statement is proposed to be amended by pre-effective amendment or post-effective amendment. For purposes of this Agreement, "Effective Time" means, in the case of the preceding sentence, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. If the Effective Time is prior to the execution and delivery of this
Agreement: no other document relating to such registration statement has been filed with the Commission; and no proceeding for the purpose of suspending such effectiveness has been initiated or threatened or, to the knowledge of the Company, is contemplated by the Commission. Such registration statement as amended at the Effective Time, including all material incorporated by reference therein and all exhibits thereto and including all information (if any) contained in a prospectus subsequently filed with the Commission and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement," and the prospectus, in the form first filed pursuant to Rule 424(b) under the Act ("Rule 424(b)") or, if no such filing is required, as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus."

         (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed, on the date of this Agreement, the Registration Statement conforms, and at the time of filing of any Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"); (ii) on the Effective Date, neither the Registration Statement nor the Prospectus included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any amendment to the Registration Statement, as of its date and as of its effective date, did not and will not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus on the date of this Agreement, as of its date, as of the date of any amendment or supplement thereto, and as amended or supplemented at each Closing Date (as defined in Section 3), does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement:
(i) on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any amendment to the Registration Statement, as of its date and as of its effective date, will not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as of its date, as of the date of any amendment or supplement thereto, and as amended or supplemented at each Closing Date, will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties do not apply to statements or omissions in the Registration Statement or any amendment thereto or the Prospectus, as amended or supplemented, if applicable, based upon the information furnished in writing to the Company by either Underwriter.

         (c) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and the statements of its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

         (d) Since the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole, whether or not arising in the ordinary course of business, and (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

         (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the business, properties or financial condition of the Company. The Company has no directly or indirectly held active subsidiary. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

         (f) The Company is not (i) in violation of its Articles of Incorporation or bylaws, as the case may be, or other organizational documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound, except in the case of (ii) above, where such default would not, individually or in the aggregate, result in a material adverse change in (A) the condition, financial or otherwise, earnings, business or prospects of the Company taken as a whole, or
(B) the ability of the Company to enter into, perform and effect the transactions contemplated hereby; no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental authority or agency is required for the issue and sale of the Shares as contemplated herein or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act and the Rules and Regulations or state securities or Blue Sky laws in connection with the distribution of the Shares by the Underwriters; and the issue and sale of the Shares as contemplated herein, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the charter or code of regulation of the Company or any law, administrative regulation or administrative or court decree or order applicable to the Company.

         (g) The Company possesses all certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole.

         (h) Except as set forth in the Prospectus, as amended or supplemented, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, contemplated or threatened against the Company, which might result in any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole, or might materially and adversely affect the properties or assets thereof or might adversely affect the lawful issuance and offering of the Shares in the manner contemplated by the Prospectus; and there are no material contracts or other documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or have not been so filed.

         (i) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Prospectus, or (ii) such as do not materially and adversely affect the value of such property to the Company, and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made by the Company.

         (j) The Company has an authorized capitalization as set forth in the Prospectus, and 7,400,080 shares and only 7,400,080 shares of Common Stock (not including shares of Common Stock issuable after the conversion of 861 shares of Series A-1 Preferred Stock and 1,670 shares of Series A-2 Preferred Stock) are issued and outstanding, and no other capital stock of the Company will be outstanding prior to the issuance of the Shares. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will conform to the description of them contained in the Prospectus. The issuance and sale of all the Shares is not subject to preemptive or other similar rights or to restrictions on transfer (other than those imposed by the Act, the Rules and Regulations or state securities or Blue Sky laws). There are no outstanding options, warrants or other rights calling for the issuance of, and no binding commitment to issue, any share of stock of the Company or any security convertible into or exchangeable for stock of the Company, except for stock options, warrants and Underwriter Warrants (as defined below) described in the Registration Statement (the "Stock Options") and Series A-1 and Series A-2 Preferred Stock described in the Registration Statement. The Common Stock, the Preferred Stock, the Shares and the Stock Options conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

         (k) This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors rights or by general equity principles, including requirements of reasonableness and good faith in the exercise of rights and remedies, whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver and (ii) with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them.

         (l) Neither the Company nor any of its officers, directors or holders of five percent or more of any class of its capital stock or any of their respective affiliates is a member of, or is associated or affiliated with a member of, the National Association of Securities Dealers, Inc. ("NASD").

         (m) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement.

         (n) Grant Thornton LLP, who has certified certain financial statements of the Company, is an independent public accountant as required by the Act and the Rules and Regulations.

         (o) Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with the Company, acting on behalf of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (p) Neither the Company nor any of its affiliates has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares in order to facilitate the sale or resale of any of the Shares as contemplated by the Rules and Regulations.

         (q) No transaction has occurred between or among the Company and any of its officers, directors, organizers or any affiliate or affiliates of any such officer, director, organizer or shareholder, that is required to be described in and is not described in the Prospectus.

         (r) The Company is not and will not, upon completion of the Offering, be an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (s) The Company has obtained from all of its officers and directors listed in the Prospectus their written agreement ("Holdback Agreement") that for a period of 180 days after the termination of the Offering ("Holdback Period") they will not offer to sell, transfer, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock or Preferred Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock or Preferred Stock), except for (A) the exercise of Stock Options under the terms of the option plans and agreements pursuant to which the Stock Options were issued (including, as available, by means of "cashless exercise"); (B) gifts of Common Stock or Preferred Stock (or other securities) to a donee or donees who agree in writing to be bound by their donor's Holdback Agreement; (C) any stock transferred by Ridgewood Capital by way of settlement of the Series A-1 and Series A-2 Preferred Stock conversion controversy; and (D) the Holdback Period for Common Stock or Preferred Stock held by trusts or estates on the death of an executive office or director of the Company shall be the lesser of 90 days or the expiration of the Holdback Period.

         (t) Each Warrant to Purchase Preferred Stock of the Company (each, an "Underwriter Warrant") in the form of Exhibit A has been duly authorized, executed, and delivered by the Company and is the legal, valid, and binding obligation of the Company. The Company has the full power and authority to enter into and perform its obligations under the Underwriter Warrants. Each share of Preferred Stock issuable upon exercise of an Underwriter Warrant shall have been duly and validly authorized and issued and, upon receipt by the Company of payment therefor in accordance with the terms of the Warrant Agreement as set forth in Exhibit A attached hereto, will be fully paid and nonassessable, will not be subject to preemptive rights or other similar rights or to restrictions on transfer (other than those imposed by the Act, the rules and regulations or state securities or Blue Sky Laws), and will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (u) At or prior to the Effective Date, the Underwriters shall have received a "blue sky" memorandum of Foley & Lardner, counsel for the Company, addressed to the Underwriters and in form and scope reasonably satisfactory to the Underwriters, concerning compliance with the blue sky or securities laws of the states listed in Exhibit B attached to this Agreement.

         (v) The Company will use its best efforts to obtain the consent of its shareholders to an amendment to its Certificate of Incorporation to authorize the issuance of Common Stock in an amount sufficient to issue all Common Stock contemplated to be issued pursuant to this offering or otherwise issuable by the Company.

         SECTION 3. Engagement of the Underwriters and Closing. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the parties have agreed as follows:

         (a) The Company shall and does hereby engage the Underwriters as the Company's agents to sell for the Company's account up to 4,800,000 Shares; provided, however, that the Underwriters will not sell more than 910,830 Shares until such time as the Company authorizes the Underwriters to do so. This engagement is exclusive, provided, however that the Company may sell shares to the parties identified on Schedule A below and such sales will not be subject to the commission payments provided for in subsection (e) below.

         (b) Each Underwriter severally agrees to use its best-efforts as agent, promptly after the Effective Time, to offer and obtain purchase subscriptions for all of the Shares subject to the terms, provisions and conditions set forth below. There is no assurance that any or all of the Shares to be offered by the Company will be sold, and no Underwriter is under any obligation to purchase or take down any of the Shares on its own behalf or on behalf of others.

         (c) At each closing described in subparagraph (e) hereto, the Underwriters shall pay the proceeds obtained from investors in this Offering, less commissions and the unaccountable expense allowance, to the Company on the date of each closing by wire transfer to the Company's account, held at Cal Fed, 328 No. Main Street, Sebastopol, California 95472, Telephone No.: (800) 843-2265, Account No.: 021-007212-0, or otherwise as the Company may direct in writing.

         (d) The Underwriter may effect sales of Shares through dealers selected by the Underwriter and pay such dealers out of the fees received by the Underwriter whatever compensation the Underwriter may determine.

         (e) Subject to the satisfaction of the conditions set forth in this Agreement, the first closing date shall be thirty (30) days following the original Effective Date (the "First Closing Date"). Each closing described herein (a "Closing") shall take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, NY 10158. The first closing shall be no later than two (2) business days following the First Closing Date (the "First Closing") unless otherwise agreed to in writing by the Parties. At the First Closing, the Company shall pay each Underwriter a financing fee equal to $0.10 for each Share subscribed through such Underwriter in the Offering during the 30-day period and an unaccountable expense allowance of $.03 per Share issued with respect to such Closing. At or prior to the First Closing, the Company shall deliver certificates representing all of the Shares sold prior to the First Closing Date. Following the First Closing Date, and upon the Underwriters' acceptance of subscriber checks totaling Two Hundred Fifty Thousand Dollars ($250,000.00), with such total to be determined after excluding all monies received from subscribers between the Effective Date and the First Closing Date, there shall be designated a second closing date (the "Second Closing Date"), whereupon the Company shall pay each Underwriter a financing fee equal to $0.10 for each Shares subscribed through such Underwriter in the Offering during the time period between the First Closing Date and the Second Closing Date and the unaccountable expense allowance of $.03 per Share issued at such Closing. The second actual closing shall take place no later than two (2) business days following the Second Closing Date (the "Second Closing"). At or prior to the Second Closing, the Company shall deliver certificates representing all of the Shares sold between the First Closing Date and the Second Closing Date. For purposes of determining the date of future closings, there shall be designated subsequent closing dates (each a "Subsequent Closing Date") only after the Underwriters have accepted subscriber checks totaling Two Hundred Fifty Thousand Dollars ($250,000.00), with such total to be determined after excluding all monies received from subscribers prior to the previous closings. There shall be an actual subsequent closing (each a "Subsequent Closing") that shall take place not later than two (2) business days following the Subsequent Closing Date, whereupon the Company shall pay each Underwriter a financing fee equal to $0.10 for each Share subscribed through such Underwriter in the Offering during the time period between the previous closing date and the Subsequent Closing Date and the unaccountable expense allowance of $.03 per Share issued at such Closing. At or prior to each Subsequent Closing, the Company shall deliver certificates representing all of the Shares sold during the applicable period. Subject to the satisfaction of the conditions set forth in Section 6 of this Agreement, on the 180th business day following the Effective Date (the "Final Closing Date"), there shall be an actual final closing (the "Final Closing") that shall take place not later than two (2) business days following the Final Closing Date. At the Final Closing, the Company shall pay each Underwriter a financing fee equal to $0.10 for each Share subscribed through such Underwriter in the Offering during the time period between the previous closing date and the Final Closing Date and the unaccountable expense allowance of $.03 per Share issued at such Closing. At or prior to the Final Closing, the Company shall deliver certificates representing all of the Shares sold during the applicable period. At each Closing, the Company shall also deliver to each Underwriter as additional compensation for its services in selling the Shares an Underwriter Warrant duly executed by the Company's authorized officers. The underwriters' warrants will be based on ten percent (10%) of the number of shares sold (e.g. 100 shares sold, 10 warrants granted). The exercise price shall be 165% of the offering price of the Series B Preferred Stock. The term of the warrants shall be for three (3) years from the Effective Time. It is understood and agreed that the $0.10 per Share transaction fee, unaccountable expense allowance and Underwriter Warrant shall represent the Underwriters' entire compensation and commission, inclusive of any financial arrangements that the Underwriter may make with dealers as contemplated by subsection (d) above for the Underwriter's services in selling the Shares.

         (f) Subject to the criteria identified in Section 10(b) below, it is expressly agreed that the Company may terminate this engagement at any time upon giving thirty (30) working days written notice of termination. Any sales of securities made by the Underwriters prior to the termination notice shall be subject to the commissions and warrants as agreed, even if the closing of such sales occurs after the termination date.

         SECTION 4. Offering by the Underwriters. After the Effective Time and until the close of business on the day preceding the date of the Final Closing (the "Termination Date"), the Underwriters will, as Company's agents, offer the Shares for sale to the public on the terms and conditions as set forth in the Prospectus.

         SECTION 5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

         (a) The Company will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement as filed, or the related Prospectus, prior to each Closing Date, and will not effect such amendment or supplement without the Underwriters' consent which will not be unreasonably withheld; the Company will also advise the Underwriters promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement to the Registration Statement or the Prospectus, and of receipt of notification of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or of any request by the Commission to amend or supplement the Registration Statement or Prospectus or for additional information and will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification and to obtain as soon as possible its lifting, if issued.

         (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of either Underwriter, include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, or any other law, the

Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will notify the Underwriters and, upon either Underwriter's request prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request, of an amended Prospectus or a supplement to the Prospectus complying with Section 8(a) of the Act which will correct such statement or omission or effect such compliance.

         (c) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated therein by reference) as such Underwriter may reasonably request and will also deliver to the Underwriters a conformed copy of the Registration Statement and each amendment thereto (including documents incorporated therein by reference).

         (d) The Company will take such action as either Underwriter may reasonably request to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as either Underwriter may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         (e) During the period of three years hereafter, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as either Underwriter may reasonably request.

         (f) The Company, during the period when the Prospectus relating to the Shares is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act.

         (g) The Company currently has, and will continue to use its best efforts to maintain, the listing of its Common Stock, which represent the stock underlying the Shares if converted, on the NASDAQ SmallCap Market.

         SECTION 6. Conditions to Transfer of Funds. The Underwriters' consent to the transfer of funds to the Company upon each Underwriter's receipt of such funds from investors, will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and as of such date of transfer with the same force and effect as if made as of that date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 5:00 p.m., Eastern Time, on the date of this Agreement, or such later time or date as shall have been consented to by the Underwriters. Prior to the First Closing, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, or to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; and the Company shall have complied with all requests for additional information on the part of the Commission to your reasonable satisfaction.

         (b) Neither Underwriter shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains any untrue statement of fact or omits to state any fact which, you concluded, is material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) The Underwriters shall have received a favorable opinion of Foley & Lardner, counsel for the Company, dated the First Closing Date, to the effect that:

                  (i) The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of California and is qualified to do business in California.

                  (ii) The Company has full corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits necessary to own its properties and to conduct its business as described in the Registration Statement and Prospectus, except for such authorizations, approvals, orders, licenses, certificates and permits as are not material to the ownership of its properties or conduct of its businesses.

                  (iii) The Company has authorized capital stock as set forth in the Prospectus and, on the Effective Date had 7,400,080 shares and only 7,400,080 shares of Common Stock (not including shares of Common Stock issuable after the conversion of 861 shares of Series A-1 Preferred Stock and 1,670 shares of Series A-2 Preferred Stock) issued and outstanding, and no other capital stock of the Company issued or outstanding; the Shares have been duly and validly authorized and issued and upon receipt by the Company of payment therefor in accordance with the terms of this Agreement will be fully paid and nonassessable and are not and will not be subject to preemptive rights or other similar rights or to restrictions on transfer (other than those imposed by the Act, the rules and regulations or state securities or Blue Sky Laws); the Shares and the other capital stock and Stock Options of the Company and the Underwriter Warrants conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors rights or by general equity principles, including requirements of reasonableness and good faith in the exercise of rights and remedies, whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver and
         (B) with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them.

                  (v) The certificates evidencing the Shares are in the form approved by the Board of Directors of the Company, comply with the bylaws and Articles of Incorporation of the Company and comply as to form and in all other material respects with applicable legal requirements.

                  (vi) The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act or proceedings therefor initiated or threatened or are pending or contemplated by the Commission.

                  (vii) Statements set forth in the Registration Statement and Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, agreements or descriptions of laws, regulations or regulatory requirements, or refer to compliance with laws or to statements of laws or legal conclusions, are correct in all material respects.

                  (viii) No consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or agency is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as may be required and have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or Blue Sky laws in connection with the sale of the Shares by the Underwriters; and, the issue and sale of the Shares, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract filed with the Registration Statement in response to paragraphs (4) and (10) of Item 601(b) of Regulation S-B promulgated under the Act and the Exchange Act ("Regulation S-B") or other instrument to which the Company is a party or by which it or any of them may be bound or to which any of the property or assets of the Company is subject, that is disclosed or referred to in the Prospectus or which is actually known by such counsel, nor will such action result in any violation of, the provisions of the Articles of Incorporation or bylaws of the Company, or any California corporate law, or administrative regulation or, to the actual knowledge of such counsel, any administrative or court decree or order applicable to the Company.

                  (ix) To the actual knowledge of such counsel, (A) there is no governmental action or proceeding and no litigation pending against the Company which would adversely affect the lawful issuance and offering of the Shares or that is required to be described in the Registration Statement or Prospectus and is not so described, and (B) there are no material contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (x) The Registration Statement, as of its date or as of its effective date, and the Prospectus, as of the Effective Date and as of its date (other than the financial statements and related schedules and other financial and statistical data included therein, as to which no opinion need be expressed) complies as to form in all material respects with the requirements of the Act and the Rules and Regulations.

         In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include qualifications in its opinion as are reasonably acceptable to the Underwriters. Copies of all such certificates shall be furnished to counsel to the Underwriters on such Closing Date.

         In addition, such counsel shall state that they have participated in conferences with officers of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus and does not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or Prospectus, as amended or supplemented, if amended or supplemented, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such statement may exclude financial statements, financial data, and statistical information included in the Registration Statement and Prospectus.

         (d) The Underwriters shall have received from the President or any Vice President and a principal financial or accounting officer of the Company a certificate, dated such Closing Date, in which such officers, to the best of their knowledge and after reasonable investigation, shall state that there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole, whether or not arising in the ordinary course of business, or (ii) any material transactions entered into by the Company other than those in the ordinary course of business, except in the case of clause (i) and clause (ii) as set forth in or contemplated by the Prospectus; the representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though made on and as of such Closing Date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened or are contemplated by the Commission.

         (e) The Underwriters shall have received from Grant Thornton, LLP, independent public accountants, letters, dated on each such Closing Date, addressed to the Underwriters, in a form as is reasonably acceptable to the Underwriters.

         (f) At such Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require.

         (g) The Company's Common Stock, which represents the stock underlying the Shares if converted, is currently listed on the NASDAQ Small Cap Market.

         (h) The Underwriters shall have received from each director and executive officer of the Company a written agreement to the effect set forth in
Section 2(s).

         (i) At each Closing, the Underwriters shall have received a "blue sky" memorandum of Foley & Lardner, counsel for the Company, addressed to the Underwriters and in form and scope reasonably satisfactory to the Underwriters, concerning compliance with the blue sky or securities laws of the states listed in Exhibit B attached to this Agreement.

         (j) No order suspending the sale of the Shares prior to such Closing Date, in any jurisdiction listed in Exhibit C, shall have been issued on such Closing Date, and no proceedings for that purpose shall have been instituted or, to either Underwriter's knowledge or that of the Company shall be contemplated.

         (k) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to either Underwriter's participation in the same.

         If any condition to be fulfilled prior to or at such Closing Date is not so fulfilled, either Underwriter may terminate this Agreement or, if such Underwriter so elects, waive any such condition, which has not been fulfilled, or extend the time of its fulfillment.

         SECTION 7. Payment of Expenses. The Company will pay all costs, expenses, fees, disbursements and taxes incident to (i) the preparation by the Company, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), the Prospectus; and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), (ii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement (other than the fees of Snow Becker Krauss P.C.), Preliminary and Supplemental Blue Sky Memoranda, and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares,
(iii) the registration with the Commission, and the issuance by the Company, of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees and disbursements of the counsel relating to such registration or qualification), (v) filings and clearance with the NASD in connection with the offering, (vi) fees and expenses, if any, incurred in connection with the inclusion of the Shares on the NASDAQ Small Cap Market, (vii) the fees and expenses of the Registrar and Transfer Agent for the Shares, and (viii) the performance by the Company of its other obligations under this Agreement, and all other costs and expenses incident to the performance of its obligations hereunder in this Section 7. The Company shall also reimburse the Underwriters at each Closing expenses incurred by such Underwriter in connection with the performance of its services hereunder, not to exceed three percent (3.00%) of the aggregate amount of funds raised by both Underwriters or Two Hundred Eighty-eight Thousand Dollars ($288,000.00), whichever is the lesser amount. Generally, these expenses will represent travel, document procurement and delivery and related matters, but will also include the fees and expenses of the Underwriters' attorneys and other professional advisors should their advice be required, but in any event, the Underwriters need not account therefor.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a) hereof, the Company shall not then be under any liability to the Underwriters except as provided in Sections 7 and 8 hereof, but, if for any other reason the Shares are not delivered by or on behalf of the Company as provided herein, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses reasonably incurred in connection with marketing and preparing for the purchase, sale and delivery of the Shares, including the reasonable fees and disbursements of counsel for the Underwriters but the Company shall then be under no further liability to the Underwriters except as provided in Sections 7 and 8 hereof.

         SECTION 8. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending any action, suit or proceeding or any claim asserted, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the information furnished to the Company in writing by the Underwriter in the Prospectus concerning the terms of the offering by the Underwriter; provided, however, that the Company shall not be liable to the Underwriter under this subsection (a) for any such loss, claim, damage or liability arising from the Prospectus to the extent that such loss, claim, damage or liability results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented, in any case where (i) such delivery of the Prospectus as then amended or supplemented to such person is required by the Act, (ii) the

Company has previously furnished sufficient copies thereof to the Underwriter at such time as is sufficient to permit such delivery prior to such confirmation, and (iii) the loss, claim, damage or liability of the Underwriter results from an untrue statement or omission of a material fact contained in the Prospectus which was corrected in the Prospectus as amended or supplemented, excluding documents incorporated therein by reference. This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the information furnished to the Company by such Underwriter set forth in writing. This indemnity agreement will be in addition to any liability, which the Underwriters may otherwise have.

         (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; provided, however, the omission to so notify the indemnifying party shall relieve the indemnifying party from liability under the two preceding paragraphs only to the extent prejudiced thereby. The indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for an Underwriter and all persons, if any, who control an Underwriter within the meaning of the Act or the Exchange Act, and (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for an Underwriter and such control persons of an Underwriter, the Underwriter shall designate such firm in writing. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, the Company shall designate such firm in writing. The Company shall not, without the prior written consent of any indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in this Section 8 is insufficient or unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and an Underwriter on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party shall have failed to the prejudice of the indemnifying party to give the notice required by Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and an Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and an Underwriter on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by an Underwriter. The relative fault of the Company on the one hand and an Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section

12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 9. Representations Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in the Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation, or any statement as to the results thereof, made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or controlling persons and shall survive acceptance of and payment for Shares hereunder.

         If this Agreement is terminated pursuant to Section 10 or if for any reason the sale of Shares by the Underwriters is not consummated, the Company shall remain responsible for the reasonable expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect.

         SECTION 10. Termination.

         (a) By the Underwriters. This Agreement may be terminated for any reason at any time prior to the delivery and payment of the Shares on any Closing Date, by the Underwriters upon the giving of written notice of such termination to the Company, if prior to such time (i) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole, whether or not arising in the ordinary course of business or as described in the Prospectus, or (B) any material transaction entered into by the Company other than in the ordinary course of business, (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing national or international financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of either Underwriter, impracticable or inadvisable to market the Shares in the manner contemplated in the Prospectus or Subscriptions for purchase of the Shares, or (iii) trading generally on the NASDAQ National Market or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority. This Agreement may also be terminated as provided in Section 6. In the event of any such termination, the provisions of Sections 7 through 14 shall remain in effect.

         (b) By the Company. This Agreement may not be terminated by the Company so long as, (i) the Underwriters continue to use their best efforts to sell the Shares, (ii) the Underwriters have obtained subscriptions for at least 500,000 Shares and (iii) sixty (60) days have not transpired from the date of this Agreement. Following the expiration of sixty (60) days from the date of this Agreement, the Company may terminate the Agreement in the event that the Underwriters have not obtained subscriptions for at least 500,000 Shares in such sixty

(60) days, or for an additional 250,000 Shares in each thirty (30) day period thereafter. Notwithstanding the foregoing, the Company shall pay the Underwriters the compensation provided for in this Agreement with respect to any subscriptions obtained by them. Subject to the criteria above, and notwithstanding anything in this Agreement to the contrary, the Company may terminate this Agreement by providing thirty (30) days written notice to the Underwriters at the addresses set forth in Section 11 below.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Alexander, Wescott & Co., Inc., 40 Wall Street, 31st Floor, New York, New York 10005, facsimile transmission no. 212-742-9074, and c/o Hyperion Partners Corp, 1215 Hightower Trail, Ste B220, Atlanta, Georgia, 30350, facsimile transmission no. (770) 992 -6800, and notices to the Company shall be directed to it at 117 Morris Street, Sebastopol, California 95472, facsimile transmission no. (415) 824-4159, attention of the Secretary with a copy to the Chief Financial Officer.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, its directors and officers who signed the Registration Statement, each Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without application to its principles of conflicts of laws.

         SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



            [The remainder of this page is intentionally left blank.]

         If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return to us ten counterparts hereof.

                                        Very truly yours,

                                        ZAP


                                        By:
                                            ------------------------------------

                                        Name: Gary Starr
                                        Title:   Chief Executive Officer

Confirmed and Accepted, as of the
date first above written:

ALEXANDER, WESCOTT & CO., INC.


By:
    -------------------------------------

Name:
      -----------------------------------

Title:
       ----------------------------------


HYPERION PARTNERS CORP


By:
    -------------------------------------

Name:
      -----------------------------------

Title:
       ----------------------------------

                                    Exhibit A


                         Underwriters' Warrant Agreement

                                    Exhibit B


                                 Blue Sky States


States: The Company will blue sky all 50 states.

                                   Schedule A

             Exclusive List of Investors to be Contacted by Company

Name:

1.       Madeline Sone
2.       All board members of ZAP

                                    EXHIBIT A







                                  UNDERWRITERS'

                                WARRANT AGREEMENT

         Underwriter's WARRANT AGREEMENT dated as of October 2, 2001 by and between ZAP (the "Company") and Alexander, Wescott & Co., Inc. and Hyperion Partners Corp. (the "Underwriter").

                              Preliminary Statement

         The Underwriter has agreed, pursuant to an underwriting agreement (the "Underwriting Agreement") dated October 2, 2001, between the Underwriter and the Company, to act as the Underwriter in connection with the Company's proposed public offering of 4,800,000 shares of the Company's convertible Series B Preferred Stock (the "Preferred Stock"), at an initial public offering price of $1.00 per share (the "Public Offering").

         The Company proposes to issue to the Underwriter at the closing of the Public Offering as part of the Underwriter's compensation in connection therewith, warrants (the "Underwriter's Warrants") to purchase up to 480,000 shares of Preferred Stock at the rate of one warrant to purchase one share of Preferred Stock for each ten (10) shares of Preferred Stock sold by the Underwriter in the Public Offering.

         NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of Ten Dollars ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant. The Holders (as defined in Section 3 below) are hereby granted the right to purchase, at any time from ______________, 2001 until 5:00 p.m., New York City time, on _____________, 2004 an aggregate of __________ shares of Preferred Stock, at an initial purchase price of $1.65 per share (subject to adjustment as provided in Section 6 hereof) (165% of the Public Offering price of the Preferred Stock), subject to the terms and conditions of this Agreement.

         2. Warrant Certificates. The warrant certificates (the "Underwriter's Warrant Certificates") to be delivered pursuant to this Agreement shall be in the form set forth in

Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3. Exercise of Underwriter's Warrants. The Underwriter's Warrants are exercisable during the term set forth in Section 1 hereof and the Purchase Price (as hereinafter defined) is payable by certified or cashier's check or money order payable in lawful money of the United States. Upon surrender of an Underwriter's Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price for the Preferred Stock issuable upon exercise thereof (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office (presently located at 117 Morris Street, Sebastopol, California 95472). The Purchase Price may also be paid by delivery of shares of Preferred Stock having a Market Price (as hereunder defined) equal to the Purchase Price or surrender for cancellation of the unexercised portion of this Warrant in payment of the Purchase Price in accordance with the formula set forth below, or any combination of the foregoing methods of payment. The number of shares of Preferred Stock which may be purchased upon surrender for cancellation of the unexercised portion of this Warrant in payment of the Purchase Price shall be determined as follows:

                                W(MP-WP)
                 S    =    ---------------------
                                   WP

         where   S    =    the number of shares of Preferred Stock

                 W    =    the unexercised portion of this Warrant surrendered
                           in payment of the Purchase Price

                 MP   =    the Market Price

                 WP   =    the Purchase Price

         As used herein, the phrase "Market Price" at any date shall be deemed to be the average of the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Preferred Stock is listed or admitted to trading or as reported by the Nasdaq Stock Market ("Nasdaq"), or, if the Preferred Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, but is quoted on the Nasdaq SmallCap Market or the NASD's Electronic Bulletin Board, the closing bid quotation as reported by Nasdaq, the National Quotation Bureau, Incorporated or a similar organization, or if the Preferred Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding such issuance or sale, the day of such issuance or sale and the day immediately after such issuance or sale. If the Preferred Stock is listed or admitted to trading on a national securities exchange and also quoted on the Nasdaq National Market, the Market Price shall be determined as hereinabove provided by reference to the prices reported on the Nasdaq National Market; provided that if the Preferred Stock is listed or admitted to trading on the New York Stock Exchange, the Market Price shall be determined as hereinabove provided by reference to the prices reported by such exchange." In the event the Preferred Stock is converted to Common Stock, the foregoing shall apply to such Common Stock giving effect to such conversion in an equitable manner to provide for the issuance of equivalent values upon exercise.

         The registered holder of an Underwriter's Warrant Certificate ("Holders" or "Holders") shall be entitled to receive a certificate or certificates for the Preferred Stock so purchased. The purchase rights represented by each Underwriter's Warrant Certificate are exercisable at the option of the Holders thereof, in whole or in part, as to the whole number of shares of Preferred Stock purchasable therewith (but not as to fractions thereof). In the case of the purchase of less than all the shares of Preferred Stock purchasable upon the exercise of the

Underwriter's Warrants represented by an Underwriter's Warrant Certificate, the Company shall cancel the Underwriter's Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Underwriter's Warrant Certificate of like tenor for the number of Underwriter's Warrants which have not been exercised.

         4. Issuance of Certificates. Upon the exercise of the Underwriter's Warrants and payment of the Purchase Price therefor, the issuance of certificates representing the shares of Preferred Stock issuable upon exercise thereof, shall be made forthwith (and in any event within five (5) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Underwriter's Warrant Certificates and the certificates representing the shares of Preferred Stock (and such other securities, property or rights as may be represented by certificates) issuable upon exercise thereof shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer, President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Underwriter's Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange, or in lieu of mutilated, lost, stolen or destroyed Underwriter's Warrant Certificates.

         5. Restriction On Transfer of Underwriter's Warrants. The Holder of an Underwriter' s Warrant Certificate (and its Permitted Transferees, as defined below), by its acceptance thereof, covenants and agrees that the Underwriter's Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Underwriter's Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, to any person (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other disposition is made in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"); and provided, further, that until ____________, 2002 [one year following the effective date of the Public Offering] only officers and partners of the Underwriter, or any selling group member in the Public Offering and their respective officers and partners, shall be Permitted Transferees.

         6.       Purchase Price.

         The initial purchase price of the Units issuable upon exercise of the Underwriters' Warrants shall be $1.65 per Unit [165% of the Public Offering Price].

         7.       Registration Rights.

                  (a) Registration Under the Securities Act of 1933. The Underwriter's Warrants have not been registered under the Act. The Underwriter's Warrant Certificates shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

                  (b) Demand Registration. (i) At any time commencing one (1) year and expiring five (5) years after the effective date of the Company's Registration Statement relating to the Public Offering (the "Effective Date"), the Holders of a majority (as hereinafter defined) of the shares of Preferred Stock purchased and purchasable upon exercise of the Underwriter's Warrants shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), solely on one (1) occasion, a registration statement on Form SB-2 (or other appropriate form), and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale for a period of nine (9) months of the shares of Preferred Stock purchased or purchasable by such Holders and any other Holders of the Underwriter's Warrants upon exercise of the Underwriter's Warrants (such shares of Preferred Stock being hereinafter referred to as the "Registrable Securities"). The Holders of the Underwriter's Warrants may demand registration without exercising the Underwriter's Warrants. The Company covenants and agrees to give written notice of any registration request under this Section 7(b) to all other registered Holders of the Underwriter's Warrants and the Registrable Securities within ten (10) days from the date of the receipt of any such registration request and upon the written request of any Holder within fifteen (15) days after receipt of such notice to include in such registration statement, the Registrable Securities of such Holder. As used herein, the term "Majority" in reference to the Holders of the Underwriter's Warrants shall mean in excess of fifty percent (50%) of the shares of Preferred Stock issued or issuable upon exercise of the Underwriter's Warrants that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         (c) Piggyback Registration. If, at any time within the period commencing one (1) year and expiring seven (7) years after the Effective Date, the Company should file a registration statement with the Commission under the Securities Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) calendar days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Registrable

Securities. If the Holders of the Registrable Securities notify the Company within ten (10) calendar days after receipt of any such notice of its or their desire to include any Registrable Securities in such proposed registration statement, the Company shall afford the Holders of the Registrable Securities the opportunity to have such Registrable Securities included in such registration statement; provided, however, that in the event a registration statement is filed pursuant to the Registration Rights Agreement between the Company and the holders of the Series A-1 and Series A-2 Preferred Stock dated June 23, 2000, the Holders may not include such Registrable Securities therein. Notwithstanding the provisions of this Section 7(c) and the provisions of
Section 7(d), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(c) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file the registration statement as to which it gave notice to the holders of the Registrable Securities, or to withdraw the same after the filing but prior to the effective date thereof.

         (d) Covenants of the Company With Respect to Registration. In connection with any registration under Sections 7(b) and 7(c) hereof, the Company covenants and agrees as follows:

                  (1) The Company shall use its best-efforts to file a registration statement within forty-five (45) calendar days of receipt of any demand therefor pursuant to section 7(b); provided, however, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 10-KSB or Form 10-QSB, as the case may be. The Company shall use its best-efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Registrable Securities such number of prospectuses as shall reasonably be requested.

                  (2) The Company shall pay all costs (excluding fees and expenses of Holders' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(b) and 7(c) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7(d), the Company shall, in addition to any other equitable or other relief available to the Holders, be liable for any or all incidental and special damages and damages due to loss of profit sustained by the Holders requesting registration of their Registrable Securities.

                  (3) The Company will take all necessary action which may be required to qualify or register the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (4) The Company shall indemnify the Holders of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 8 of the Underwriting Agreement, and the Holders shall indemnify the Company to the same extent and with the same effect as the provisions pursuant to which the Underwriter have agreed to indemnify the Company contained in Section 8 of the Underwriting Agreement.

                  (5) The Holders of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriter have agreed to indemnify the Company.

                  (6) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Underwriter's Warrants (or the Warrants purchasable upon exercise thereof) prior to the initial filing of any registration statement or the effectiveness thereof.

                  (7) The Company shall not be entitled to include any securities other than the Registrable Securities in any registration statement filed pursuant to Section 7(b) hereof without the prior written consent of the Holders of a Majority of the Registrable Securities.

                  (8) The Company shall furnish to a designated Underwriter of the Holders participating in the offering and to each Underwriter, if any, a signed counterpart, addressed to such Holder or Underwriter of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and if such registration relates to an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration relates to an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement (the "Accountants"), in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' "cold comfort" letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in "cold comfort" letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in "cold comfort" letters delivered to Underwriter in underwritten public offerings of securities.

                  (9) The Company shall as soon as practicable after the effective date of the registration statement make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                  (10) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below and any managing Underwriter copies of all correspondence between the Commission and the Company, its counsel or Accountants with respect to the registration statement and permit each Holder and Underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and accountants, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

                  (11) The Company shall use its best-efforts to enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Registrable Securities requested to be included in such underwriting; provided, however, that (i) such managing underwriter shall be reasonably acceptable to the Company, except that in connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter, and (ii) the Holders shall be responsible for any selling fees or commissions in connection with such underwriting. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to such Holders and their intended methods of distribution.

                  (e) Further Registrations. The Company will cooperate with the Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Underwriter's Securities and will supply all information required therefor, but such additional registration statement expenses or offering statement expenses will be prorated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. The provisions of Section 7(d) shall apply to any such registration statement.

                  (f) In connection with any offering involving an underwriting of shares of the Company's capital stock under this Section 7, the Company shall not be required to include any of the Holders' Registrable Securities in such underwriting unless such Holders accept the terms of the underwriting (including any lock-up periods applicable to unregistered shares) as agreed upon between the Company and the underwriters so selected, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of Registrable Securities requested by the Holders, including other securities to be registered by additional holders of the Company's capital stock, to be included in such offering exceeds the amount of securities to be sold, other than by the Company, that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities, and other securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The securities so included shall be apportioned, to the extent determined by the underwriters to be compatible with the offering, to Holders selling Registrable Securities, and holders of other securities, pro rata according to the total amount of securities entitled to be included therein owned by each Holder of Registrable Securities and each holder of other securities. For purposes of the preceding sentence concerning apportionment, for any Holder of Registrable Securities which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro-rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder" as defined in this sentence.

         8. Exchange and Replacement of Warrant Certificates. Each Underwriter's Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company, for a new Underwriter's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Preferred Stock in such denominations as shall be designated by the Holders thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Underwriter's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriter's Warrant Certificates, if mutilated, the Company will make and deliver a new Underwriter's Warrant Certificate of like tenor, in lieu thereof.

         9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Underwriter's Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Underwriter's Warrants held of record by such Holder, the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

         10. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Preferred Stock, solely for the purpose of issuance upon the exercise of the Underwriter's Warrants, such number of shares of Preferred Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of Underwriter's Warrants and payment of the Purchase Price therefor, all the shares of Preferred Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that as long as the Underwriter's Warrants shall be outstanding, the Company shall use its best-efforts to cause the Preferred Stock to be listed (subject to official notice of issuance) on all securities exchanges on which the Preferred Stock and Common Stock issued in the Public Offering may then be listed or quoted.

         11. Adjustment of Purchase Price and Number of Shares.

                  (a) Subdivision and Combination. In case of the Company shall at any time subdivide or combine its outstanding shares of capital stock of whatever nature, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  (b) Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Article 11, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

                  (c) Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of capital stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of capital stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Preferred Stock or the Common Stock issuable upon conversion thereof underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and
(y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

                  (d) No Adjustment of Purchase Price in Certain Cases. Notwithstanding anything herein to the contrary, no adjustment of the Purchase Price shall be made:

                           (i)      Upon the issuance or sale of the Warrants,
or the shares of Preferred Stock issuable upon the exercise of the Warrants;

                           (ii)     Upon the issuance or sale of shares of
Preferred Stock issued by the Company in the public offering of its Shares being purchased concurrently herewith;

                           (iii)    Upon (i) the issuance of options pursuant to
the Company's employee stock option plan in effect on the date hereof or the sale by the Company of any shares of capital stock pursuant to the exercise of any such options, or (ii) the sale by the

Company of any shares of capital stock pursuant to the exercise of any options or warrants previously issued and outstanding on the date hereof.

                           (iv)     If the amount of said adjustment shall be
less than two cents ($0.02) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($0.02) per Share.

                  (e) Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of capital stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of capital stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Preferred Stock other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 11(e).

                  (f) Subscription Rights for Shares of Capital Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of capital stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Preferred Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

         12. Notices to Underwriter's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriter's Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of capital stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its capital stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

                  then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holders of the Underwriter's Warrants, to the address of such Holders as shown on the books of the Company; or

                  (b) If to the Company to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of Underwriter's Warrant Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Underwriter's Warrant Certificates.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Underwriter, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business on __________________, 2008. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the expiration of any applicable statute of limitations.

         17. Governing Law: Submission to Jurisdiction. This Agreement and each Underwriter's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws. The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

         18. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. Subject to Section 14, this Agreement may not be modified or amended except by a writing duly signed by the Company and the Holders of a majority of the Registrable Securities.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holders of the Underwriter's Warrant Certificates or Registrable Securities any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holders of the Underwriter' s Warrant Certificates or Registrable Securities.

         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         23. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Underwriter and their respective successors and assigns and the Holders from time to time of the Underwriters' Warrant Certificates.

         24. Miscellaneous. In the event the Preferred Stock is converted to Common Stock, all of the terms of this Agreement shall be applicable to such Common Stock as though the Preferred Stock issuable upon exercise of this Warrant has been issued, and the Purchase Price and the number of shares issuable shall be calculated in an equitable manner so as to assure the issuance of equivalent values with respect to all of the provisions in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                                     ZAP


                                     By:
                                         ---------------------------------------

                                     Name: Gary Starr
                                     Title:   Chief Executive Officer


ALEXANDER, WESCOTT & CO., INC.


By:
    ----------------------------------------

Name:
      --------------------------------------

Title:
       -------------------------------------


HYPERION PARTNERS CORP


By:
    ----------------------------------------

Name:
      --------------------------------------

Title:
       -------------------------------------

                                    EXHIBIT A


                                       ZAP

                               WARRANT CERTIFICATE



THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

            EXERCISABLE COMMENCING __________________, 2001 THROUGH
              5:00 P.M., NEW YORK CITY TIME ON _____________, 2006


No. UW-1

                                                                  ______Warrants



         This Warrant Certificate certifies that ___________________________, or registered assigns, is the registered holder of _______ Warrants to purchase initially, at any time from __________________, 2001 until 5:00 p.m., New York City time on __________________ (the "Expiration Date"), _______ fully paid and non-assessable shares of Preferred Stock (the "Preferred Stock"), of ZAP, a California corporation (the "Company") at a purchase price of $_____ per share (the "Stock Purchase Price") of the Company upon the surrender of this Warrant Certificate and payment of the applicable Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _____________, 2001 (the "Warrant Agreement") between the Company and ____________________________(the "Underwriter").

         No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and the

Underwriter, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the respective Purchase Prices and the type and/or number of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this 2nd day of October, 2001.



                                                       ZAP





                                             By: /s/ Gary Starr
                                                 -------------------------------
                                                 Gary Starr
                                                 Chief Executive Officer



ATTEST



By: /s/ Joni Arellanes
   -----------------------
Name:  Joni Arellanes
Title:   Secretary

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


           FOR VALUE RECEIVED hereby sells, assigns and transfers unto

                  (Please print name and address of transferee)



This Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint his or its attorney-in-fact to transfer the within Warrant Certificate on the books of ZAP, with full power of substitution.

Dated:



                                   Signature: __________________________________

                                   (Signature must conform in all
                                   respects to the name of holder
                                   as specified on the face of the
                                   Warrant Certificate.)



                                    ---------------------------------
                                     (Insert Social Security or Other
                                      Identifying Number of Holder)

                          FORM OF ELECTION TO PURCHASE



The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase:



                                           ___________shares of Preferred Stock





and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of ZAP in the amount of $ , all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of whose address is and that such certificates be delivered to ____________ whose address is _________________
_______________________________________________________________.





Dated:
                                                --------------------------------
                                                (Signature must conform in all
                                                respects to the name of holder
                                                as specified on the face of the
                                                Warrant Certificate.)



                                                --------------------------------
                                                (Insert Social Security or Other
                                                 Identifying Number of Holder)